                                                                   Exhibit 10.13


                                LEASE AGREEMENT

                                    BETWEEN

                                 RFG Co., LTD.

                     A Corporation of the Country of Japan

                                      AND

                           FIBERTECH & WIRELESS, INC.

                             A Delaware Corporation

                             DATED: 28 August 2000

                                  PREPARED BY:

                 SCHUMANN, HANLON, DOHERTY, McCROSSIN & PAOLINO
                       30 MONTGOMERY STREET - 15TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302
                                  201-434-2000

                               TABLE OF CONTENTS

ARTICLE 1           DEFINITIONS                                                1

ARTICLE 2           DEMISE AND TERM                                            9

ARTICLE 3           RENT                                                       9

ARTICLE 4           USE OF DEMISED PREMISES                                   10

ARTICLE 5           PREPARATION OF DEMISED PREMISES AND
                    COMMENCEMENT DATE                                         10

ARTICLE 6           TAX AND OPERATING EXPENSE PAYMENTS                        11

ARTICLE 7           COMMON AREAS                                              13

ARTICLE 8           SECURITY                                                  14

ARTICLE 9           SUBORDINATION                                             15

ARTICLE 10          QUIET ENJOYMENT                                           16

ARTICLE 11          ASSIGNMENT, SUBLETTING AND MORTGAGING                     17

ARTICLE 12          COMPLIANCE WITH LAWS                                      21

ARTICLE 13          INSURANCE AND INDEMNITY                                   22

ARTICLE 14          RULES AND REGULATIONS                                     25

ARTICLE 15          ALTERATIONS                                               26

ARTICLE 16          LANDLORD'S AND TENANT'S PROPERTY                          28

ARTICLE 17          REPAIRS AND MAINTENANCE                                   29

ARTICLE 18          ELECTRIC ENERGY                                           30

ARTICLE 19          HEAT, VENTILATION AND AIR-CONDITIONING                    33

ARTICLE 20          OTHER SERVICES: SERVICE INTERRUPTION                      35

ARTICLE 21          ACCESS, CHANGES AND NAME                                  37

ARTICLE 22          MECHANICS' LIENS AND OTHER LIENS                          38

ARTICLE 23          NON-LIABILITY AND INDEMNIFICATION                         38

ARTICLE 24          DAMAGE OR DESTRUCTION                                     40

ARTICLE 25          EMINENT DOMAIN                                            42

ARTICLE 26          SURRENDER                                                 44

ARTICLE 27          CONDITIONS OF LIMITATION                                  44

ARTICLE 28          RE-ENTRY BY LANDLORD                                      45

ARTICLE 29          DAMAGES                                                   46

ARTICLE 30          AFFIRMATIVE WAIVERS                                       49

ARTICLE 31          NO WAIVERS                                                49

ARTICLE 32          CURING TENANT'S DEFAULTS                                  50

ARTICLE 33          BROKER                                                    50

ARTICLE 34          NOTICES                                                   51

ARTICLE 35          ESTOPPEL CERTIFICATES                                     52

ARTICLE 36          ARBITRATION                                               52

ARTICLE 37          RIGHT OF FIRST OFFER                                      53

ARTICLE 38          BUILDING NAME                                             54

ARTICLE 39          ENVIRONMENTAL LAWS                                        54

ARTICLE 40          MISCELLANEOUS                                             56

ARTICLE 41          PARKING                                                   62

ARTICLE 42          BROADCAST INTERFERENCE                                    63

EXHIBIT A           LAND
EXHIBIT B           INTENTIONALLY OMITTED
EXHIBIT C           RULES & REGULATIONS
EXHIBIT D           FLOOR PLAN
EXHIBIT E           CLEANING STANDARDS

                                                                         072700
                                                                         081000
                                                                         081100

    THIS LEASE dated        , 2000 made between RFG Co., LTD., a corporation of
the Country of Japan, having an office at 111 Pavonia Avenue, Jersey City, New Jersey ("Landlord") and FIBERTECH & WIRELESS, INC., a Delaware corporation, having an office at 55 Madison Avenue, Morristown, New Jersey ("Tenant").



                                   ARTICLE 1
                                  DEFINITIONS


    1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

    A. Advance Rent: Thirty-One Thousand One Hundred Sixty-Six & 33/100 ($31,166.33) Dollars.

    B. Additional Charges: All amounts that become payable by the Tenant to Landlord hereunder other than the Fixed Rent. The term "Additional Charge" shall be interchangeable with the term "Additional Rent".

    C.   Architect: Deleted

    D.   Base Year: 2001

    E.   Broker: First New York Realty

    F. Building: "Newport Financial Center", 111 Pavonia Avenue, Jersey City, New Jersey.

    G. Business Days: All days except Saturdays after 1:00 P.M., Sundays, days observed by the federal or state government as legal holidays and such other days as shall be designated as holidays by the applicable operating engineers union or building service employees union contract.

    H. Business Hours: Generally customary daytime business hours but not before 8:00 A.M. or after 6:00 P.M. and Saturdays 9:00 A.M. to 1:00 P.M.

    I.   Calendar Year: Any twelve-month period commencing on January 1.

    J. Commencement Date: September 15, 2000 or the date on which the Landlord notifies Tenant that Landlord has obtained the Prime Landlord's consent to this Lease, whichever is later.

    K. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

    L. Demised Premises: 9,842 rentable square feet ("r.s.f.") located on the seventh (7th) floor as shown on Exhibit D.

    M.   Expiration Date: June 13, 2009

    N.   Fixed Rent:

      (i) $38.00 per r.s.f. or Three Hundred Seventy-Three Thousand Nine Hundred Ninety-Six & 00/100 ($373,996.00) Dollars per year for the period commencing on the Commencement Date and ending on June 30, 2004, payable at the rate of Thirty-One Thousand One Hundred Sixty-Six & 33/100 ($31,166.33) Dollars per month; and

      (ii) $45.00 per r.s.f. or Four Hundred Forty-Two Thousand Eight Hundred Ninety & 00/100 ($442,890.00) Dollars commencing on July 1, 2004 and ending on the Expiration Date, payable at the rate of Thirty-Six Thousand Nine Hundred Seven & 50/100 ($36,907.50) Dollars per month as hereinafter provided.

    O. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

    P. Land: The land described in Exhibit A, upon which the Building is located.

    Q. Legal Requirements: Laws and ordinances of all federal, state and local governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public, quasi-public authorities having jurisdiction over the Land and Building now in force or which may be in force hereafter during the Term of this Lease.

    R. Master Lease: Agreement of Lease, dated June 14, 1988, as amended or may be amended, between Newport Office Center I Company, as Landlord ("Prime Landlord"), and Recruit U.S.A., Inc., as Tenant, covering a portion of the first (1st) floor, including the lobby area, the roof and the entire second
(2nd) through fifteenth (15th) floors in the Building which Master Lease was assigned by Newport Office Properties Corp., the successor to Recruit U.S.A., Inc., by Assignment to the Landlord, dated as of March 1, 1993.

    S.   Mortgage: A mortgage and/or a deed of trust.

    T. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

    U. Office Component: A portion of the 2nd and 6th floors of the Building and the entire 3rd, 4th, 5th, 7th, 12th, 14th and 15th floors, representing a total of 272,273 rentable s.f. in the Building.

    V. Operating Expenses: All costs and expenses, and taxes thereon, if any, paid or incurred by Landlord in connection with the Office Component of Building, the Building utility and service systems, the sidewalks, curbs, plazas and other areas adjacent to the Building, and with respect to the services provided tenants, including, without limitation: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan or any other benefit or similar expense relating to employees of Landlord engaged in the operation, cleaning, repairs, safety, management, security or maintenance of the Land and/or the Building or in providing services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any requirements of law, union contract or otherwise with respect to said employees; (iii) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (iv) the cost of repairs, replacements, maintenance and painting; (v) expenditures for improvements and equipment which are made by reason of Legal Requirements or Insurance Requirements; however, in the event such expenditures constitute "capital expenditures" under generally accepted accounting principles consistently applied, such capital expenditures shall be amortized over the useful life of the improvement or equipment and included in Operating Expenses hereunder to the extent that said useful life occurs during the then remaining balance of the Lease together with interest at the prime rate declared by the Chemical Bank of New York plus 2% per annum as of the date of the commencement of construction of the improvement or the purchase or lease of equipment or as of the date of the expenditure is made, whichever is earlier; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (ix) management fees or if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable for first-class office buildings; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Building and Land; (xiii) association fees and dues; (xiv) decorations;
(xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Building; (xvi) the cost of painting and/or decorating and/or other maintenance of the public or common areas of the Building and Land; (xvii) the cost of all interior and exterior gardening and landscaping of the Building and Land and all temporary exhibitions located thereon; (xviii) the cost of maintenance, repair and/or replacement of the curtain wall facade; (xix) all operating expenses, project maintenance fees and charges required to be paid by Landlord to Prime Landlord pursuant to the terms of the Master Lease; (xx) the cost of pest and vermin extermination for the common areas of the Building and the Land; and (xxi) Utility Costs (as hereinafter defined), provided, however, that Operating Expenses shall exclude or have deducted from them, as the case may be:

        (a) amounts actually received by Landlord through insurance proceeds, condemnation awards, warranties and service contracts, or otherwise, to the extent they are compensation for sums previously included in Operating Expenses hereunder;

        (b)    brokerage commissions;

        (c)    Real Estate Taxes;

        (d) the cost of electricity furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord;

        (e) financing and refinancing costs, rents payable under the Master Lease or any Superior Lease, and mortgage interest and mortgage payments due under any Mortgage;

        (f)    depreciation except as otherwise expressly herein provided;

        (g) cost and expenses incurred in connection with the enforcement of leases and disputes with tenants in the Building, including without limitation, court costs, attorney's fees and disbursements;

        (h) cost and expenses incurred in connection with leasing or re-leasing space in the Building such as space planning, architectural, engineering, attorney's fees and advertising and promotional expenses;

        (i) expenses in connection with the operation, cleaning, repair, safety, management, security, maintenance or other services of any kind provided exclusively to any portion of the Building which is leased or used for retail purposes and which do not benefit the office tenants of the Building;

        (j) the cost of installing, operating and maintaining a specialty improvement, including, without limitation, an observatory, broadcasting, cafeteria or dining facility or athletic, luncheon or recreational club;

        (k) costs, including taxes, permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants improvements made for tenants in the Building or incurred in renovation or otherwise improving, decorating, painting or redecorating vacant space for such tenants;

        (l) marketing and promotional costs, including, but not limited to, advertising expenses, leasing commissions, attorneys fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, consents, subordination, non-disturbance and attornment agreements, leases, subleases and/or assignments, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; any funds or money given to any tenants in cash, by offset or otherwise, or the cost of any work done for any tenants in connection with the leasing of space in the Building; lease termination costs (including any taxes required to be paid in connection with the surrender or termination of any lease); "takeover" expenses, including, but not limited to, expenses incurred by Landlord with respect to space located at another building of any kind or nature in connection with the leasing of space in the Building; costs incurred in removing and storing the property of former tenants or occupants of the Building;

        (m) all costs incurred in connection with a sale or transfer of all or any portion of the Land and/or the Building or any leasehold interest therein or any Person of whatever tier owning an interest therein;

        (n) any costs that duplicate costs for which Landlord is reimbursed by Tenant under other provisions of this Lease;

        (o) expenses (including, without limitation, attorneys' fees and overtime pay) incurred in curing a default by Landlord under this Lease or any other lease of space in the Building, including, without limitation, a contract for services at the Building, or under any mortgage or insurance policy affecting the Building to the extent that such expenses are greater than the expenses Landlord would have incurred had Landlord performed such obligation timely;

        (p) costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any Building tenant or occupant (including, without limitation, Tenant) pursuant to its lease or otherwise.

    W. Permitted Use: Except as prohibited by the Master Lease, telecommunications services and co-location services for Tenant's customers and general offices, subject to all applicable laws, ordinances, rules and regulations of any governmental boards or bodies having jurisdiction thereof.

    X. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

    Y.  Prime Landlord: Newport Office Center I Company.

    Z.  Intentionally Omitted.

    AA. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land single by any federal, state, municipal or other governments or governmental bodies or authorities, any alternative or substitute charges, including any so-called "service charge" resulting from any abatements or other special reductions included in Real Estate Taxes now or hereafter during the term of this Lease, including, without limitation, service charges payable pursuant to a certain agreement dated August 25, 1987 between Mid Hudson Urban Renewal Company and the City of Jersey City. Any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land shall be allocated to the period of time to which such expenses relate. Tenant shall not be obligated or required to pay any tax on the income or receipts of Landlord. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

    BB.  Rent: The Fixed Rent; Additional Rent and Additional Charges.

    CC. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, as same may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit C.

    DD. Security Deposit: Ninety-Three Thousand Four Hundred Ninety-Eight & 99/100 ($93,498.99) Dollars.

    EE.  Successor Landlord: As defined in Section 9.03.

    FF. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate.

    GG. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

    HH. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

    II. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

    JJ.  Tenant's Fraction:

          (i) "Tenant's Operating Fraction" for the Operating Expenses attributable to the Office Component of the Building and Landshall be 3.615%. If the size of the Demised Premises, the Office Component or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work, any reallocation of the rentable square footage attributable to either the Office Component or Data Component of the Building, or otherwise, the Tenant's Operating Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Office Component of the Building. The term "Data Component" of the Building shall refer to the entire 8th, 9th, 10th and 11th floors, representing at total of 135,635 r.s.f.;

          (ii) "Tenant's Real Estate Fraction" for Tenant's proportionate share of Real Estate Taxes for the Building and Land shall be 2.413%. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Real Estate Fraction shall be changed to the fraction the numerator of which shall be the rentable square footage of the Demised Premises and the denominator of which shall be the rentable square footage of the Building.

    KK.  Tenant's Property:  As defined in Section 16.02.

    LL.   Intentionally Omitted.

    MM. Term: The period commencing on the Commencement Date and ending 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

    NN. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, riot or civil commotion, act of war, fire or other catastrophe, inability to satisfy Legal Requirements, an act of the other party or any other cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

    OO. Utility Costs: Landlord's cost (incurred directly or through independent contractors) for all electricity (to the extent Landlord is not directly reimbursed therefor by individual tenants), steam, water, gas or other fuel and utilities supplied to the Building or the Land, including in each case, any surcharges, fuel adjustments and taxes payable by Landlord in connection therewith.

                                   ARTICLE 2
                                DEMISE AND TERM


    2.01. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Demised Premises, for the Term. Promptly following the Commencement Date, at the option of the Landlord, the parties hereto shall enter into an agreement in form and substance satisfactory to Landlord and Tenant setting forth the Commencement Date.



                                   ARTICLE 3
                                      RENT

    3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated. Upon execution of the Lease, Tenant shall pay the Advance Rent which shall be applied to the first month's Fixed Rent following the Commencement Date.

    3.02. The Rent shall be paid in lawful money of the United States to Landlord or Landlord's agent, at its office, or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due.

    3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

    3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited. Notwithstanding the foregoing, in the event Tenant in good faith disputes a liability asserted by Landlord, Tenant may designate the item(s) to which its payments should be credited provided Tenant's designation does not prejudice Landlord's position with respect to the dispute.

    3.05. Any payment due Landlord under this Lease which is not paid within ten (10) days of written notice of non-payment shall, from the due date until such payment is received by Landlord, bear interest at the prime rate of Chemical Bank of New York plus 4% per annum (the "Late Payment Rate") , provided however, the aforesaid interest shall not be imposed unless Landlord fails to receive an overdue payment within five (5) days of Landlord's written notice to Tenant thereof.



                                   ARTICLE 4
                            USE OF DEMISED PREMISES


    4.01. Tenant shall use and occupy the Demised Premises for the Permitted Use, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

    4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit, and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which
(a) violates the Certificate of Occupancy for the Demised Premises or for the Building, (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems, or (f) interferes with the Quiet Enjoyment rights of the other tenants in the Building.



                                   ARTICLE 5
                        PREPARATION OF DEMISED PREMISES
                             AND COMMENCEMENT DATE

    5.01. Tenant has inspected the Demised Premises and accepts the same "as is" in their presently existing condition, and Landlord shall have no obligation to perform any work in order to prepare the Demised Premises for Tenant's occupancy.

    5.02. Subject to Section 1.01(J) Tenant shall occupy the Demised Premises promptly on the Commencement Date and possession thereof is delivered to Tenant by Landlord giving to Tenant a notice of such effect. Except as expressly provided to the contrary in this Lease the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken.

    5.03. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas of the Building and any other buildings and other improvements on the Land, including without limitation the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises; provided, however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.



                                   ARTICLE 6
                       TAX AND OPERATING EXPENSE PAYMENTS


    6.01. Tenant shall pay, as Additional Rent, to Landlord, as hereinafter provided, Tenant's share of the Real Estate Taxes. Tenant's share of the Real Estate Taxes shall be the Real Estate Taxes for the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Real Estate Fraction [Section 1.0l (JJ) (ii)], plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Land for the Base Year, multiplied by the Tenant's Real Estate Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the rentable space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant's proportionate share of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time) , and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay Tenant's proportionate share of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant's proportionate share of the same, and if Tenant's proportionate share so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) Business Days after submission of such statement. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due.

    6.02. Tenant shall pay, as Additional Rent, to Landlord, as hereinafter provided Tenant's share of the Operating Expenses. Tenant's share of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses paid by Landlord during the Base Year, multiplied by Tenant's Operating Fraction (Section l.0l (JJ) (i) ]. Landlord shall estimate Tenant's annual proportionate share of the Operating Expenses (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's proportionate share of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) Business Days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's proportionate share of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall end on a date other than a December 31st and stating the Operating Expenses for the period in question and the figures used for computing Tenant's proportionate share, and if Tenant's proportionate share so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency, or Landlord shall refund to Tenant the excess, within ten (10) Business Days after submission of such statement of Tenant's proportionate share.

    6.03.  Each such statement given by Landlord pursuant to Section 601 or
Section 602 shall be conclusive and binding upon Tenant unless within ninety
(90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) Business Days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall within ten (10) Business Days pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement together with interest thereon from the date of Tenant's payment of the Additional Charges estimate to the Landlord at the rate of 8% per annum. In addition, Tenant shall have a right to audit Landlord's books and records with respect to Operating Expenses and Real Estate Taxes for the Demised Premises on one (1) occasion during any Lease Year upon twenty (20) days prior written notice to Landlord. During any such audit Tenant or Tenant's representative shall not be entitled to remove any books or records from Landlord's place of business.



                                   ARTICLE 7
                                  COMMON AREAS


    7.01. Subject to the provisions of Section 5.05, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises; provided however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.

    7.02. Tenant, its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right to use the Common Areas, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas,
(c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. In connection with the foregoing, Landlord shall make reasonable efforts to avoid a material adverse impact on the conduct of Tenant's business and shall provide adequate ingress and egress to the Demised Premises.



                                   ARTICLE 8
                                    SECURITY


    8.01. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the Security Deposit, Tenant shall, upon demand, immediately deposit with Landlord a sum equal to the amount so used, applied and retained as the Security Deposit. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant, with interest at the then current passbook savings rate, after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Building and/or the Land, Landlord shall have the right to transfer the Security Deposit to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof and Tenant shall look solely to the new landlord for the return or payment of the same. The provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. The Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.



                                   ARTICLE 9
                                 SUBORDINATION


    9.01. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all Mortgages affecting the Land and/or Building, whether or not such Mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, to all renewals, modifications, replacements and extensions of such Mortgages and spreaders and consolidations of such Mortgages, to the Master Lease, all present or future ground leases and grants of term of the Building, Land or parts thereof. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, Prime Landlord or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) Business Days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant. Landlord shall make good faith efforts to assist Tenant in obtaining a Non-Disturbance Agreement in Tenant's favor from Prime Landlord. Landlord shall not be required to expend any funds in rendering such good faith assistance.

    9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord, Prime Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee, Prime Landlord or Superior Lessor shall have become entitled under such Superior Mortgage, Master Lease or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee, Prime Landlord or

    Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

    9.03. If the Prime Landlord or any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord.

    9.04. If the Prime Landlord or any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect, except to a de minimis extent, any of Tenant's rights or Landlord's obligations under this Lease, for example, and not by way of limitation, changes to the Term, Fixed Rent, Additional Rent and location of the Demised Premises. Landlord shall reimburse Tenant for Tenant's reasonable attorney's fees in reviewing any such modification.



                                   ARTICLE 10
                                QUIET ENJOYMENT


    10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Mortgages.

                                   ARTICLE 11
                     ASSIGNMENT, SUBLETTING AND MORTGAGING


    11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

    11.02. Any proposed assignee, sublessee or transferee, whether or not Landlord's consent is required hereunder, shall in any event:

                (a) except in the event of a sublease, have a net worth at least equal to Tenant as of the date of this Lease; and

                (b) demonstrate financial responsibility reasonably necessary to fulfill its obligations hereunder; and

                (c) occupy the Demised Premises for the Permitted Use and only the Permitted Use, as described in this Lease; and

                (d) in the reasonable opinion of Landlord, be a tenant whose occupancy will be in keeping with the dignity and character of a first class office building and the use and occupancy of the Building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the maintenance and operation of the Building and shall, in the reasonable opinion of the Landlord, be eligible, suitable and qualified as a tenant at Newport Financial Center in accordance with the provisions of this Lease.

    In connection with any proposed assignment, sublease or transfer to which Landlord's consent is required, Tenant shall pay to the Landlord on demand (i) the reasonable costs (not including attorney's fees) that may be incurred by the Landlord, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or sublessee and (ii) the reasonable attorney's fees of Landlord and Prime Landlord, if such consent of Prime Landlord is required by the Master Lease.

      Landlord agrees that any co-location customers of Tenant with whom Tenant enters into an agreement to provide telecommunications services at the Demised Premises shall not be deemed a sublessee or assignee who is subject to the provisions of this Lease.

      11.03. An assignment of this Lease as to which Landlord's consent shall be required shall be deemed to include: (i) if Tenant is a corporation not listed on a recognized securities exchange, one or more sales or transfers of stock, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Tenant's stock shall be vested in a party or parties who are non-stockholders as of the date hereof, and (ii) if Tenant is a sole owner, partnership or joint venture, the transfer of any interest in the Tenant, whether by sale, exchange, merger, consolidation or otherwise. Notwithstanding clause (i) of the immediately preceding sentence, any transaction of the type described therein shall not require the consent of Landlord if the assignee or transferee is listed on a recognized securities exchange or is "controlled", as such term is defined in clause (a) below, by an entity which is listed on a recognized securities exchange.

      The consent of Landlord shall not be required with respect to transactions with a corporation into which the Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into which or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant. Nevertheless, Tenant shall provide Landlord with concurrent written notice of any such assignment or sublease.

      For the purposes of this Article, a "subsidiary" or "affiliate" or "successor" of Tenant shall mean the following:

      (a) an "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise;

      (b) a "subsidiary" shall mean any corporation, not less than 50% of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant; and

      (c) a "successor" of Tenant shall mean:

        (i) a corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or

        (ii) a corporation acquiring this Lease and the terms hereby demised and a substantial portion of the property and assets of Tenant, its corporate successors or assigns, or

        (iii) a corporate successor to a successor corporation becoming such either by the methods described in (i) or (ii) provided that in the completion of such merger, consolidation, acquisition or assumption, the successor shall have a net worth of no less than that of Tenant immediately prior thereto.

    11.04. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect Rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of
Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this
Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

    11.05. Any permitted assignment or transfer, whether made with Landlord's consent or without Landlord's consent, shall be made only if, and shall not be effective until, the assignee or transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee or transferee shall assume Tenant's obligations under this Lease from and after the effective date of the assignment or transfer and whereby the assignee or transferee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

    11.06. The liability of the originally named Tenant and any other Person(s) who at any time was or were Tenant for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

    11.07. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.

    11.08. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Section 8.01.

    11.09. In the event of any assignment or sublease of the Demised Premises which requires the payment of Fixed Rent, Additional Rent and other charges in excess of the amounts payable to the Landlord as set forth in this Lease, then the "net excess or profit" shall be evenly divided and paid to Tenant and to Landlord as Additional Rent and shall be due and payable at such times as shall be due and payable by such assignee or subtenant to the Tenant. In the event the Tenant fails to make payment of such excess or profit in violation of this Lease, Landlord may collect such rent directly from the assignee or subtenant. The "net excess or profit" shall mean the amount remaining after payment of Fixed Rent, Additional Rent and other standard, customary, and reasonable charges, marketing, brokerage and other professional fees and expenses reasonably incurred by Tenant.

                                   ARTICLE 12
                              COMPLIANCE WTTH LAWS

    12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

    12,02. Tenant may contest by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorney's fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

    12.03. The Tenant acknowledges that the Building is not in an enterprise zone.

    12.04. Landlord shall comply with all then existing Legal Requirements and shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Tenant for any violation by Landlord of the Legal Requirements existing at the time of the completion of Tenant's Work. Landlord shall comply with all Legal Requirements applicable to the Building (other than the Demised Premises) during the Term.

                                   ARTICLE 13
                            INSURANCE AND INDEMNITY

    13.01. Landlord shall maintain or cause to be maintained All-Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building and except for buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by Prime Landlord or any Superior Lessor or any Superior Mortgagee. The All-Risk insurance will be in the amounts required by the Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the coinsurance provisions of the applicable policy or policies. Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect to the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

    13.02.  Tenant shall maintain the following insurance:

    (a) comprehensive general public liability insurance in respect of tne Demised Premises and the conduct and operation of business therein, with limits of not less than $6,000,000 for bodily injury or death and $3,000,000 for property damage, including water damage and sprinkler leakage legal liability, (b) All-Risk insurance in respect to Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs, and all other property of Tenant in the Demised Premises, in any amounts required by Prime Landlord or any Superior Lessor or any Superior Mortgagee but not less than 80% of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the coinsurance provisions of the applicable policy or policies; (c) workers' compensation insurance; (d) rental insurance in an amount equal to not less than one (1) year's Fixed Rent and Additional Rent, which shall be automatically renewable annually and (e) any other insurance required for compliance with the Insurance Requirements. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies at least 10 days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the insurer shall provide written notice to Landlord and any additional insured(s) at least twenty (20) days prior to cancellation or modification of such policies.

    13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect to the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Use. Landlord shall give Tenant written notice in the event Landlord becomes aware of Tenant's breach of the provisions Of this Section 13.03. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord, Prime Landlord, Superior Lessors and the Superior Mortgagees, and hold

Landlord, Prime Landlord, Superior Lessors and Superior Mortgagees harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach. Landlord represents that the Permitted Use complies with Landlord's Insurance Requirements.

    13.04. Subject to Section 13.03 and to the extent not covered by Tenant's insurance, Tenant shall indemnify, defend and hold harmless Landlord, Prime Landlord, Superior Mortgagee and all Superior Lessors and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. Tenant's obligation to indemnify shall also include all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorney's fees, expert fees and expenses. In case any action or proceeding is brought against Landlord, Prime Landlord, Superior Mortgagee and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of such claim, Tenant upon notice from Landlord, Prime Landlord, Superior Mortgagee and/or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

    13.05. Landlord, Prime Landlord, Superior Mortgagee or any Superior Lessor, shall not be liable to or responsible for, and Tenant hereby releases Landlord, Prime Landlord, Superior Mortgagee and Superior Lessor from all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation, for any injury, loss or damage to any person or property in the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage. This release shall apply to the extent that such injury, loss or damage to person or property is covered and actually paid by insurance, regardless of whether such insurance is payable to or protects Landlord, Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon Landlord than would have existed in the absence of this provision. Further, Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord, Prime Landlord, Superior Mortgagee and
Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord, Prime Landlord, Superior Mortgagee and such Superior Lessor or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy. The release in favor of Landlord, Prime Landlord, Superior Mortgagee and Superior Lessors, contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions contained in this Article and in Article 23.

    13.06. Except as provided herein, Tenant shall not be liable or responsible for and Landlord hereby releases Tenant from all liability and responsibility to Landlord and any person claiming by, through or under Landlord by way of subrogation for any injury, loss or damage to any person or property in the Demised Premises irrespective of the cause of such injury, loss or damage. This release shall apply to the extent that such injury, loss or damage to person or property is covered by insurance, regardless of whether such insurance is payable to or protects Landlord, Tenant or both. Nothing herein shall be construed to impose any other or greater liability upon Tenant than would have existed in the absence of this provision. Further, Landlord shall require its insurers to include in all of Landlord's insurance policies which could give rise to a right of subrogation against Tenant, a clause or endorsement whereby the insurer waives any right of subrogation against Tenant or permits the insured, prior to any loss, to agree with a third party to waive any claim against said third party without invalidating the coverage under the insurance policy.



                                   ARTICLE 14
                             RULES AND REGULATIONS


    14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations (attached hereto as Exhibit C) and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which, in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. Landlord shall give Tenant notice of any change in the Rules and Regulations. Landlord shall not enforce the Rules and Regulations against Tenant in an arbitrary or discriminatory manner. Tenant shall comply with all of the rules, regulations, instructions and directions contained in the Newport Financial Center Tenant Guide, a copy of which has been provided to Tenant and Tenant has acknowledged receipt thereof. Tenant shall further comply with any rules, regulations, instructions or directions posted in, on or about the Building.

                                   ARTICLE 15
                                   ALTERATIONS

    15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs or floors thereof, or change the architectural treatment of the Demised Premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, the Tenant may make non-structural alterations or improvements to the Demised Premises consistent with the use of said Demised Premises for the Permitted Use by giving prior written notice to the Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time notice is given to Landlord or at any time requested by Landlord. Further, Tenant shall be permitted to construct and run communication conduit, not in excess of 4" in diameter, subject to Landlord's prior written consent of detailed plans and specifications for any such conduit work and provided further such work does not in Landlord's sole judgment adversely affect the rights of other tenants or lawful occupants in the Building or adversely affect the rights and obligations of Landlord herein. Without respect to whether, in fact the alterations are constructed, Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord for (a) reviewing the plans and specifications; (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. With respect to any alteration, estimated to cost more than Ten

Thousand ($10,000.00) Dollars, Tenant shall pay to Landlord, as an Additional Charge, within five (5) days after demand, fifteen (15%) percent of the cost of such alterations for indirect job costs, general conditions and coordination of the work. Notwithstanding the foregoing, such Additional Charge of 15% described in the previous sentence shall not apply to Tenant's alterations performed on or about the Commencement Date. Upon the completion of each alteration, Tenant shall deliver to the Landlord a certificate signed by an officer of Tenant, in form and substance reasonably satisfactory to Landlord, certifying the cost of the alteration. Before proceeding with any alterations, Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect to the adequacy, correctness or efficiency thereof or otherwise.

    15. 02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by Contractors subject to Landlord's reasonable approval. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and on request at reasonable intervals thereafter during the making of alterations.

                                   ARTICLE 16
                        LANDLORD'S AND TENANT'S PROPERTY

    16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

    16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of the Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the exterior Common Areas, resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

    16.03. In the event at or before the Expiration Date or the date of any earlier termination of this Lease, or within thirty (30) days after the Expiration Date or an earlier termination date, Tenant removes from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of the Landlord if not removed), Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period, of thirty (30) days following the Expiration Date or an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense.

                                   ARTICLE 17
                              REPAIRS AND MAINTENANCE

    17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant, at its expense, shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Demised Premises, the premises of other tenants, the Building (including the facilities and systems thereof), and the Common Areas the need for which arises out of (a) the performance of alterations by Tenant, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other Systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building, its facilities and Systems or the premises of other tenants for which Tenant is responsible shall be performed by Landlord at Tenants expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem necessary to assure the payment for such work by Tenant.

    17.02. Landlord shall be responsible for all repairs and maintenance in and to the Building (including the facilities and systems and structure thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease. Tenant shall give Landlord written notice of any repairs it believes Landlord should make. In the event Landlord has not commenced making the repairs within ten (10) Business Days subsequent to Landlord's receipt of this notice, Tenant may elect to give Landlord written notice of Tenant's intention to do the repair in the event Landlord has not commenced the repair within five (5) Business Days of Landlord's receipt of such written notice, tenant may do the repair and Landlord shall reimburse Tenant for all reasonable costs in connection therewith. The foregoing notwithstanding, Tenant shall at no time and in no event be entitled to make, or cause to be made, any repairs or replacements to, or provide maintenance for, the electrical, UPS and EPS systems (as hereinafter defined), and the heating, ventilating and air-conditioning systems in the Building.

    17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building.

                                   ARTICLE 18
                                ELECTRIC ENERGY

    18.01. Electric current will be supplied to the Demised Premises at the commencement of the Term in accordance with the provisions of subdivision A of this Section 18.01. However, at any time and from time to time during the Term of this Lease, provided it is then permissible under applicable law or Public Service Regulation, Landlord shall have the option to have electric current supplied to the Demised Premises in accordance with the subdivision of this Section not then applicable, including, without limitation, reverting to the method under which electricity was originally or previously supplied.

    A.  Checkmetering.

    Electric current will be supplied by Landlord to the Demised Premises to service Tenant's telecommunications, data processing, supplemental air-conditioning and other related equipment, and Tenant will pay Landlord or Landlord's designated agent, as Additional Rent for such service, the amounts (hereinafter called the "Electricity Additional Rent"), as determined by a meter or checkmeter installed for the purpose of measuring such consumption, at charges, terms and rates set, from time to time during the Term of this Lease by Landlord, but not less than those specified in the service classification in effect on June 12, 1988, pursuant to which the then owner of the Building purchased electric current from the public utility corporation
(the "Utility Company"), serving the part of the City of Jersey City where the Building is located, together with Landlord's administrative charges, calculated at the rate of 15% of the Electricity Additional Rent as billed to the Tenant In the event that a checkmeter is not installed and fully and accurately operating on the Commencement Date, then the Electricity Additional Rent for the period when the checkmeter is not so functioning shall be based upon the average of the first three (3) months of meter operation. Landlord at its option may, from time to time, increase the Electricity Additional Rent based upon changes occurring subsequent to the aforementioned date in the method, rates (including, without limitation, time of day and seasonal rate differentials) or manner by which Landlord thereafter purchases electricity for the Building. Such increases in the Electricity Additional Rent shall be in the amount which bears the same proportion to the Electricity Additional Rent, payable prior to such increase, as the increase in the average cost per kilowatt hour payable in accordance with the rates and other charges pursuant to which Landlord will purchase electricity after such change bears to the average cost per kilowatt hour payable in accordance with the rates and other charges prior to such change. The periods to be used for the aforesaid computation shall be the billing periods ending in February and August immediately preceding such change, or such other period or periods as Landlord, in its sole discretion, may from time to time elect. "Average cost per kilowatt hour" is defined as including energy charges, demand charges, time of day charges, fuel adjustment charges (as determined for each month of said period and not averages), rate adjustment charges, sales taxes and/or any other factors used by the Utility Company in computing its charges to Landlord, applied to the kilowatt hours of energy and the kilowatts of demand purchased by Landlord during a given bill period. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed separately in accordance with the provisions herein above set forth. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may elect and the amount, as computed from the meter, shall be the Electricity Additional Rent.

    B. Direct Supply.

    Tenant shall obtain electric energy directly from the Utility Company furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such Utility Company, but a default by Tenant in the timely payment of any bill or charge of such Company shall be deemed a default by Tenant under this Lease.

    18.02. Notwithstanding anything to the contrary contained in this Lease, Tenant shall neither utilize or be entitled to utilize more than 800 amps at 480 volts of electrical power for Tenant's Permitted Use at the Demised Premises ("Tenant's Power A1location"). Tenant shall notify Landlord in writing its final determination of the amount of Tenant's Power Allocation within sixty
(60) days after the date hereof. In the event that Tenant exceeds Tenant's Power Allocation, Landlord shill promptly notify Tenant and Tenant shall diminish its electrical power usage. In the event that Tenant continues to fail to reduce its electrical power usage consistent with Tenant's Power Allocation, then Landlord may unilaterally reduce such electrical power use to conform to Tenant's Power Allocation.

    18.03. Landlord shall have full and unrestricted access to all air-conditioning and heating equipment, and to all other utility installations servicing the Building and the Demised Premises. Landlord reserves the right temporarily to reasonably interrupt, curtail, stop or suspend electrical, air-conditioning, heating service, and all other utility, or other services, because of Landlord's inability to obtain, or difficulty or delay in obtaining, labor or materials necessary therefor, or in order to comply with governmental restrictions in connection therewith, or in order for the Landlord to perform any preventive maintenance in connection with the Building or any Building system, or for any cause beyond Landlord's reasonable control. No diminution or abatement of Fixed Rent, Additional Rent, or other compensation shall be or will be claimed by Tenant, nor shall this Lease or any of the obligations of Tenant hereunder be affected or reduced by reason of such interruptions, stoppages or curtailments, the causes of which are hereinabove enumerated, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial eviction from the Demised Premises, unless such interruptions, stoppages or curtailments have been due to the intentional or willful misconduct of Landlord.

    18.04. Landlord shall not be liable or responsible to Tenant in any way for any loss, damage or expense which Tenant may sustain or incur as a result of any (i) interruption, curtailment or failure (whether or not temporary) or (ii) defect in the supply, character, quantity, availability or suitability of electricity (including UPS and EPS power as such terms may hereinafter be defined in Article 19) furnished to the Demised Premises by reason of any requirement, act or omission of the Utility Company or any other company servicing the Building with electricity or for the performance of any maintenance or repair required hereunder or for any other reason except if and to the extent the same is caused by or results from the intentional or willful misconduct of Landlord.

     18.05. If either the quantity or character of electrical service is changed by the Utility Company or other company supplying electricity to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution in the payment of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

    18.06. In the event that Tenant does not pay the Electricity Additional Rent owing by Tenant pursuant to this Article within ten (10) Business Days after the request for same by Landlord, Landlord may, without further notice and in addition to any other remedies Landlord may have, discontinue the service of electricity to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Landlord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such tax shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as Additional Rent.

    18.07. Tenant will make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Landlord in each instance. With respect to Tenant's initial electrical installations on or about the Commencement Date, any such initial electrical installations shall be performed by electrical contractors approved by Landlord and subject to Landlord's consent and approval of Tenant's electrical plans. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the Utility Company supplying electricity to the Building. Tenant covenants and agrees that at all times its use of electric current will not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant will not use any electrical equipment which, in Landlord's sole judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. In the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment, the same shall be installed by Landlord at Tenant's sole expense and shall be chargeable and collectible as Additional Rent and paid within ten (10) days after the rendition of a bill to Tenant therefor.

                                   ARTICLE 19
                     HEAT, VENTILATION AND AIR-CONTIDTIONING

    19.01. Landlord, at its expense, (but included in Operating Expenses pursuant to Article 6), shall maintain and operate the base Building heating, ventilating and air-conditioning systems (hereinafter called the "Systems"), and shall furnish heat, ventilating and air-conditioning (hereinafter collectively called "HVAC services"), in the Demised Premises through the Systems, during Business Hours on Business Days throughout the year. If Tenant shall require base Building HVAC services at any time other than during Business Hours
(herein referred to as "after hours") Landlord may, if reasonably possible, furnish such after hours HVAC service upon reasonable advance notice from Tenant, and Tenant shall pay to Landlord within five (5) days after demand, as Additional Rent, the sum of $150.00 per hour per quadrant of the Building for such after hours HVAC service. The term "quadrant" of the Building shall mean a contiguous one-quarter of the rentable square footage of an entire floor of the Building as designated by the Landlord.

    19.02. Landlord shall supply to the Demised Premises Uninterruptible Power Supply ("UPS") and Emergency Power Supply ("EPS") for data processing and data transmission. Landlord shall also provide access and allow Tenant to connect to Landlord's chilled water data air-conditioning system at the Demised Premises for UPS and EPS ("Data Air-Conditioning") EPS, UPS and Data Air-Conditioning shall be supplied on a 24 hour/7 day per week basis. Tenant shall pay to the Landlord, as and for Additional Rent, the sum of Four Hundred & 00/100 ($400.00) Dollars per KVA per annum for each of the KVAs reserved for Tenant's use for UPS and EPS for the period commencing with the Commencement Date and ending June 30, 2004. For the period July 1, 2004 through and ending on the Expiration Date, Access Charges for UPS and EPS (as hereinafter defined) shall be calculated at the rate of Four Hundred Fifty & 00/100 ($450.00) Dollars per KVA per annum. The amount of KVAs for UPS and EPS shall not be more than 600 KVAs nor less than 400 KVAs. Following the Commencement Date and until the amount of Tenant's UPS and EPS is determined, Tenant shall pay Access Charges (as hereinafter defined) based upon the minimum amount of KVAs set forth in the preceding sentence. Tenant shall notify Landlord in writing of the final amount of UPS and EPS power required within sixty (60) days after the date hereof at which time Access Charges shall be appropriately adjusted and any Access Charges, calculated from the Commencement Date, remaining unpaid by Tenant shall be paid within ten (10) days after receipt of Landlord's invoice for same. Tenant shall also pay to the Landlord, as and for Additional Rent the sum of Four Hundred & 00/100 ($400. 00) Dollars per ton per annum for each of the tons reserved for Tenant for Data Air-Conditioning for the period commencing with the Commencement Date and ending June 30, 2004. Thereafter, for the period commencing July 1, 2004 through and ending on the Expiration Date, Access Charges for Data Air-Conditioning shall be calculated at the rate of Four Hundred Fifty & 00/100 ($450.00) Dollars per ton per annum. The amount of tons for Data Air-Conditioning shall not be more than 120 tons nor less than 60 tons. Following the Commencement Date and until the amount of Tenant's Data Air-Conditioning is determined, Tenant shall pay

Access Charges (as hereinafter defined) based upon the minimum amount of tons set forth in the preceding sentence. Tenant shall notify Landlord in writing of the final amount of Data Air-Conditioning power required within sixty (60) days after the date hereof at which time Access Charges shall be appropriately adjusted and any Access Charges, calculated from the Commencement Date, remaining unpaid by Tenant shall be paid within ten (10) days after receipt of Landlord's invoice for same. Additional Rent for UPS, SPS and Data Air Conditioning may be collectively referred to herein as "Access Charges". Access Charges shall be pro-rated monthly and shall be paid by Tenant at the same time and manner as Fixed Rent is paid pursuant to Section 3.01.

    19.03. Landlord shall furnish necessary passenger elevator service during Business Hours and shall have a passenger elevator subject to call at all other times. If Landlord shall at any time have elected to furnish operator service for any automatic elevators, Landlord shall have the right to discontinue furnishing such service. If Tenant shall require the use of the Building's freight elevators, Landlord shall provide a freight elevator for the use of Tenant, provided Tenant gives Landlord reasonable notice of the time and use of such elevators to he made by Tenant and Tenant pays Landlord's usual and reasonable charges for the use thereof, as an Additional Charge, within ten (10) Business Days after demand, including without limitation, any expense for operator service for such elevator which Landlord may deem necessary in connection with Tenant's use of such elevator. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks of elevators provided reasonable elevator service is provided to the Demised Premises. Tenant shall pay, as and for Additional Rent, for freight elevator use the sum of $75.00 per hour when such use occurs during Business Hours on Business Days and $150.00 per hour when such use occurs during non-Business Hours or non-Business Days.

                                   ARTICLE 20
                       OTHER SERVICES: SERVICE INTERRUPTON

    20.01. Landlord shall keep the outside ground level clean and free of debris and trash and shall use its best efforts to keep the Building area free of loiterers.

    20.02. Landlord shall furnish adequate hot and cold water to the Demised Premises, for drinking, lavatory and cleaning purposes and Tenant shall pay, as and for Additional Rent, for said water the sum of $100.00 per month. If Tenant uses water for any other purpose, Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters on demand; provided however, Landlord shall not charge Tenant more than the cost to Landlord for such water and Landlord shall not cut off the flow of such water.

    20.03. Except as otherwise specifically provided herein, the Landlord shall not be liable for full or partial interruption of any of the above services or utilities described in this Article or Article 19 from conditions beyond Landlord's control, but Landlord shall take immediate action to restore the services and utilities. The Rent shall not abate, in whole or in part, during any such interruption or partial interruption of any of the above services or utilities from conditions beyond the Landlord's control, but Landlord shall take immediate action to restore the services and utilities.

    20.04. (a) Provided Tenant shall keep the Demised Premises in good order, Landlord, at its expense, but included in Operating Expenses, shall cause the Demised Premises, but excluding any portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages, to be cleaned, substantially in accordance with the standards set forth in Exhibit E attached hereto. Tenant shall pay to Landlord as Additional Rent on demand Landlord's charges for (A) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its agents, employees, contractors, licensees or invitees (ii) use of portions of the Demised Premises for the storage, preparation, service, or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request, (v) increases in frequency or scope in any of the items set forth in Exhibit E as shall have been requested by Tenant, and (B) removal from the Demised Premises and the Building of (i) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant's machines and of any eating facilities requiring special handling and (C) additional cleaning work in the Demised Premises or the Building required because of the use of the Demised Premises by Tenant after hours. Landlord and its cleaning contractor and their employees shall have access to the Premises at all times except during Business Hours on Business Days and, to the extent that it will not unreasonably interfere with the operation of Tenant's business, during Business Hours. Landlord and its cleaning contractor and their employees shall have the use of Tenant's light, power and water in the Demised Premises, without charge therefor, as may be reasonably required for the purpose of cleaning the Demised Premises. If
Tenant is permitted hereunder to and does have a separate area for the storage, preparation, service or consumption of food or beverages in the Demise Premises, Tenant, at its sole cost and expense, shall cause all portions of the Demised Premises so used to be cleaned daily in manner reasonably satisfactory to Landlord.

         (b) The cleaning services required to be furnished by Landlord pursuant to this Section may be furnished by a contractor or contractors employed by Landlord and Tenant agrees that Landlord shall not be deemed in default of any of its obligations under this Section unless such default shall continue for an unreasonable period of time after notice from Tenant to Landlord setting forth the specific nature of such default.


                                   ARTICLE 21
                            ACCESS, CHANGES AND NAME


    21.01. Except for the space within the inside surfaces of all walls, hung ceiling, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed.

    21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times (a) to examine the Demised Premises and to show them to the Prime Landlord, actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of eighteen (18) months prior to the Expiration Date or the date when Tenant has given Landlord notice of Tenant's intention to terminate this Lease pursuant to the provisions herein, Landlord and its agents may exhibit the Demised Premises to prospective tenants. Landlord shall give notice to the Tenant reasonable under the circumstances and make reasonable efforts to avoid a material adverse impact on the conduct of Tenant's business. Notwithstanding the foregoing, except in the event of an emergency, any entry by Landlord to the Demised Premises shall be accompanied by Tenant's representative.

    21.03. If, during the last month of the Term, Tenant has removed all or substantially all of the Tenant's Property from the Demised Premises, Landlord may, without notice to Tenant, immediately enter the Demised Premises and later, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

    21.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable, provided however, Landlord shall not cause a material adverse impact on the conduct of Tenant's business, nor shall Landlord do anything inconsistent with maintaining the Building as a first class office building.

                                   ARTICLE 22
                        MECHANICS' LIENS AND OTHER LIENS

    22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.


                                   ARTICLE 23
                       NON-LIABILITY AND INDEMNIFICATION

    23.01. None of Landlord, Prime Landlord, Superior Mortgagee, Superior Lessor, their respective partners, joint venturers, directors, officers, agents, servants or employees shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the intentional or willful misconduct of Landlord, Prime Landlord, Superior Mortgagee, Superior Lessor or its or their respective agents, servants or employees in the operation or maintenance of the Land or Building to the extent caused by such intentional or willful misconduct. Further, Landlord, Prime Landlord, Superior Mortgagee, Superior Lessor or their respective partners, joint venturers, directors, officers, agents, servants or employees shall not be liable to Tenant (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private work, performed by someone other than Landlord, or by public or quasi-public work; or (b) even in the event of intentional or willful misconduct, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through, against or under Tenant.

    23.02. Tenant shall indemnify, defend and hold harmless Landlord, Prime Landlord, Superior Mortgagees, all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, caused by Tenant, its agents, servants, representatives or employees; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises caused by Tenant, its agents, servants, representatives or employees; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant' s obligations under this Lease. Tenant's obligation to indemnify shall also include all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees, expert fees and expenses. In the event any action or proceeding is brought against Landlord, Prime Landlord, Superior Mortgagee and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice shall resist and defend such action or proceeding, by counsel reasonably satisfactory to Landlord.

    23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of the Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant or to any third party.



                                   ARTICLE 24
                             DAMAGE OR DESTRUCTION


    24.0l. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as provided in this Article 24), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property, Tenant's Work or any alterations or improvements to the Demised Premises requested or performed by Tenant) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

    24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable, the Rent allocable to such reoccupied portion based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

    24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty (20%) percent (or ten (l0%) percent if such casualty occurs during the last two (2) years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord, be insufficient to pay for the repair or restoration work, then, in any such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty and the Lease shall terminate sixty (60) days thereafter.

    24.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article
24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days. Landlord shall not be required to restore fixtures, improvements or other property of Tenant. The word "restore" as used in this Article shall include repairs.

    24.05. Notwithstanding any of the foregoing provisions of this Article 24, if Landlord, Prime Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty. The provisions of this section shall be subject to the terms of Section 13.06.

    24.06. Landlord will not carry insurance of any kind on the Tenant's Property or Tenant's Work, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage or to replace the Tenant's Property or Tenant's Work.

    24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.



                                   ARTICLE 25
                                 EMINENT DOMAIN


    25.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the rentable square footage of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the rentable square footage of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within thirty (30) days after such taking of possession. If more than 25% of the rentable square footage of the Building shall be so taken or conveyed, Landlord, may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining rentable square footage of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining the award or other compensation), available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. Landlord shall give notice of any and all condemnation proceedings and eminent domain negotiations so that Tenant may protect its own rights. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premises or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's non-depreciated leasehold improvements and for loss of business, goodwill, and depreciation or injury to and cost of removal of the Tenant's Property.

    25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised
Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.

                                   ARTICLE 26
                                   SURRENDER


    26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease. Tenant shall also remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. Further, at Landlord's election, Tenant shall remove, if required by Landlord, all underfloor cabling, wiring, power distribution units and conduits, installed for Tenant's use.

    26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the monthly Fixed Rent and Additional Rent in effect during the last month of the Term.

    26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of or a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.



                                   ARTICLE 27
                            CONDITIONS OF LIMITATION

    27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United
States Code) or any similar order or decree under any federal or state law, now in existence or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five

(5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in
Article 29.

    27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) days after notice thereof, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of default which cannot with due diligence be cured within a period of thirty
(30) days and the continuance of which for the period required for cure will not subject Landlord, Prime Landlord, Superior Mortgagor or Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02.) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) to complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.



                                   ARTICLE 28
                              RE-ENTRY BY LANDLORD


    28.01. If Tenant shall default in the payment of any Rent, and such default shall continue for ten (10) Business Days after notice thereof, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agent and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter" as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

    28.02. In the event of a breach or threatened breach by a party of any of its obligations under this Lease, the other party shall also have the right of injunction.

    28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord whether as Advance Rent, Security Deposit (and interest thereon, if any) or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 29 or pursuant to law.



                                   ARTICLE 29
                                    DAMAGES


    29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord as a condition precedent to the dismissal of any summary dispossess or other proceeding or action for damages, at the election of Landlord, either:

    (a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent to be the same as were the average monthly Additional Rent payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date discounted to present value by utilizing a discount rate of six (6%) percent per annum; or

    (b) Sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expense of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (b) to a credit in respect of any rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

    If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facia, be the fair and reasonable rental value for the Demised Premises, or part thereof, to relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure or refusal to relet or failure to collect the rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall be under no obligation in reletting the Demised Premises to give priority to the leasing thereof over other vacant space in the Building.

    29.02. Suit or suits for the recovery of any such damages, or any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27 or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and/or obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum amount permitted by any statute or rule of law in effect at the time when the governing proceedings have been initiated, whether or not such amount is greater than, equal to, or less than any of the sums referred to in
Section 29.01.

    29.03.  In addition, if this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately without notice or other action by Landlord, to recover, and Tenant shall pay as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

    29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to

Landlord are not paid within five (5) days after notice therefor, the same shall bear interest at the Late Payment Rate pursuant to Section 3.05 from the due date thereof until paid, and the amount(s) of such interest shall be Additional Charges hereunder.

    29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services, or any building services; and the discontinuance of any one or more of such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                                   ARTICLE 30
                              AFFIRMATIVE WAIVERS

    30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of Law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

    30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any non-compulsory counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

                                   ARTICLE 31
                                   NO WAIVERS

    31.01. The failure of the Landlord to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                                   ARTICLE 32
                            CURING TENANT'S DEFAULTS

    32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of ten (10) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorney's fees and expenses, involved in collecting or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting Summary Dispossess proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the interest rate provided in Section 3.05 may be sent by Landlord to Tenant monthly, or immediately at Landlord's option and such amounts shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 33
                                     BROKER

    33.01. Parties represent that no broker except the Broker was instrumental in bringing about or consummating this Lease and that the parties have had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Parties agree to indemnify and hold harmless each other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by each with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker for the leasing of the Demised Premises as defined in Section 1.01(L) pursuant to a separate agreement between Landlord and the Broker.

                                   ARTICLE 34
                                    NOTICES

    34.41. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, or delivered by any nationally recognized over-night delivery service, or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the following addresses:

                       As to Tenant:      Fibertech & Wireless, Inc.
                                          c/o Access Colo, Inc.
                                          55 Madison Avenue
                                          Morristown, New Jersey 07960

                     With a copy to:      Warren Colodner,Esq.
                                          Kirkpatrick & Lockhart, LLP
                                          1251 Avenue of the Americas
                                          45th Floor
                                          New York, New York 10020-1104

                      As to Landlord:     International Career information, Inc.
                                          111 Pavonia Avenue
                                          Jersey City, New Jersey 07310
                                          Attn: Edward F. Nelson
                                          Vice President

                       With a copy to:    Eugene T. Paolino, Esq.
                                          Schumann, Hanlon, Doherty,
                                          McCrossin & Paolino
                                          30 Montgomery Street - 15th Floor
                                          Jersey City, New Jersey 07302

    Any such notices shall be deemed to have been given, rendered or made on the date received if delivered by hand or the second day after the day so mailed unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                                   ARTICLE 35
                             ESTOPPEL CERTIFICATES


    35.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is not modified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; and such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.



                                   ARTICLE 36
                                  ARBITRATION

    36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. Such dispute shall be submitted to the arbitration of three (3) disinterested persons, one of whom shall be chosen by each of the parties hereto, and the third by the two arbitrators so chosen; and the award and finding of said arbitrators, or of any two of them, shall be final and conclusive on any questions or matters so submitted to them. In case an arbitration is not otherwise arranged, either party desiring such submission to arbitration shall notify the other party in writing of the matter which it desires to submit to arbitration, designating its arbitrator in such notice. Within twenty (20) days thereafter, the party thus notified shall name its arbitrator, and notify the other party of such selection. The arbitrators thus selected shall immediately proceed to select the third arbitrator as aforesaid, and with him to consider and determine all matters submitted. In case the party notified of the desired submission to arbitration shall fail, upon due notification, to name an arbitrator, the arbitrator selected by the other party shall have the right to proceed alone and determine the matters thus submitted, and his award shall be final and conclusive upon the parties hereto. In the event that the two arbitrators first selected shall be unable to agree upon the third arbitrator within twenty (20) days after the selection of the second arbitrator, either party hereto, upon giving ten (10) days notice in writing to the other party, or to the arbitrator selected by such other party, may apply to the Superior Court of New Jersey for the appointment of a third arbitrator, and any arbitrator appointed by such court upon such application shall have the same powers and duties as if appointed by the two arbitrators first selected as hereinbefore provided. The award in such arbitration may be enforced on application of either party by the order or judgment of a court of competent jurisdiction.

    36.02. If any delay in complying with any requirement or this Lease by Landlord might subject Tenant to any fine or penalty, or to prosecution for a crime, or materially interfere with Tenant's use and enjoyment of the Demised Premises or its access thereto, of if it would constitute a default by Tenant under any permitted mortgage, or of any of the foregoing, Tenant shall have the right to remedy such default and in such event the sole question to be determined by the arbitrators shall be whether Landlord is liable for Tenant's costs and expenses of curing such default.

    36.03. Each party to the arbitration shall pay the costs or fees of the arbitrator selected by it and all further costs and fees, including court costs in connection with the arbitration, shall be shared equally by the two parties to the arbitration. Each party shall bear the cost of its own attorneys and experts and the additional expenses of presenting its own proofs.


                                   ARTICLE 37
                              RIGHT OF FIRST OFFER


    37.01. Provided Tenant is not in default pursuant to the terms and provisions of this Lease, Tenant shall have a Right of First Offer to lease the additional space in the Building (described in Exhibit F attached hereto) which shall become vacant and available for lease. Landlord will advise Tenant of the availability of said space and the terms and conditions Landlord would be willing to accept with respect to the leasing of said space, and Tenant shall have ten (10) Business Days within which to respond to Landlord's offer. Should Tenant decline Landlord's offer or fail to respond, time being of the essence thereof, then, in such event, Tenant shall lose any prospective rights of first offer, and Landlord shall be free to lease said space to any other Tenant.

                                   ARTICLE 38
                                 BUILDING NAME


    38.01. The Building may be designated and known by any name or address Landlord may choose from time to time in Landlord's sole discretion. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building. In no event shall Tenant use, in connection with its business or otherwise, any photographic or other type of representation of the Building. In the event the Building is named after any person, firm or otherwise, Tenant, in connection with its business or otherwise, shall not refer to the Building by such name but shall only use the street address of the Building.

    38.02. Tenant shall have the right, subject to Landlord's prior written consent, to have its name included in the Building directory.



                                   ARTICLE 39
                               ENVIRONMENTAL LAWS

    39.01. Tenant acknowledges the existence of federal, state and local environmental laws, rules and regulations including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 U.S.C. 9601-9657, the Resource Conservation and Recovery Act (RCRA) 42 U.S.C. 6901-6987, the State of New Jersey Industrial Site Recovery Act of 1983
(ISRA) N.J.S.A. l3:lK-6 to 18 and the Spill and Compensation and Control Act N.J.S.A. 58:10-23.11 et seq., all of which, together with any successor legislation, are collectively referred to hereinafter as the "Environmental Laws". Tenant agrees, from and after the date hereof, to act in compliance with the Environmental Laws and that it shall not perform any acts in violation of the Environmental Laws. Tenant represents to the Landlord that Tenant's Standard Industrial Classification (SIC) Number, as used on its Federal Tax Return, will not, under the applicable rules and regulations existing as of the date hereof, subject the Demised Premises, the Building or the Land to ISRA applicability. Tenant represents to Landlord and covenants that Tenant will not change to an operation with a different SIC Number without Landlord's and Prime Landlord's prior written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord or Prime Landlord may deny consent, if, inter alia, the different SIC Number would subject the Demised Premises, the Building or the Land to ISRA applicability.

    39.02. Upon the occurrence of any event requiring Tenant's compliance with ISRA, or if Landlord by reason of any act or omission or failure to act or not act on the part of Tenant, shall be required to comply with ISRA, Tenant shall make all necessary filings with the New Jersey Department of Environmental Protection ("DEP") and any other relevant federal, state, county or municipal legal authority and, at its own expense, shall cause all necessary tests and studies to be performed. Landlord shall complete such documents and otherwise cooperate (provided such cooperation does not subject Landlord to any fee, cost, expense or liability or require performance by Landlord of Tenant's obligation hereunder) as may be reasonably requested by Tenant or required by the ISRA requirements of the DEP. In the event an environmental clean-up is required, the Landlord shall have an unrestricted right to inspect, as often as it deems necessary in its sole discretion, during and after such clean-up.

    39.03. Tenant hereby agrees to execute such documents and provide such information as Landlord reasonably requires to assure compliance with ISRA or to comply with the Environmental Laws, and rules or regulations of any other relevant federal, state, county or municipal legal authority. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises or any acts and/or omissions which Tenant, its agents, employees, invitees or independent contractors initiate, including, without limitation, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include applications for determinations of non applicability from the appropriate legal authority. Tenant agrees to indemnify and hold Landlord and Prime Landlord harmless from and against any fines, suits, proceedings, claims and actions and any other cost, expense or liability of any kind arising under the Environmental Laws, rules or regulations resulting from Tenant's failure to comply with this
Article 39 or Tenant's failure to provide all information, make all submissions and take all actions required by any legal authority, including reasonable attorney's fees.

    39.04. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance hereunder or any other environmental enforcement requirements under any Environmental Laws as they are issued or received by Tenant. More specifically, but not limiting the foregoing, Tenant shall promptly provide Landlord with: (i) all documentation and correspondence provided to DEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34: 5A-1 et seq. and the regulations promulgated thereunder; (ii) all reports and notices made by Tenant pursuant to the Hazardous Substance Discharge-reports and Notices Act, N.J.S.A. 13: 1K-15 et seq. and the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., and the regulations promulgated thereunder; and (iii) any notices, correspondence and submissions made by Tenant to DEP, the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other legal authority which requires submission of any information concerning environmental matters of hazardous wastes or substances, and any notices, correspondence, documents and directives received by Tenant from any of said authorities.

    39.05. In addition to any other remedies of Landlord pursuant to this Lease, Tenant's failure to abide by the terms of this Article 39 shall survive the Expiration Date or earlier termination of the Term of this Lease. Tenant's failure to abide by the terms of this Article shall be restrainable by injunction.

    39.06. Tenant shall indemnify, defend and hold Landlord, Prime Landlord, Superior Lessors and Superior Mortgagees harmless from and against all claims, liabilities, losses, damages and costs, foreseen or unforeseen, including without limitation, reasonable attorney's fees, engineering and other professional and expert fees and costs, which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this Article.

    39.07. At expiration or earlier termination of this Lease, Landlord may require and Tenant shall obtain a statement from the DEP of compliance with ISRA, its amendments or rules and regulations promulgated thereunder, or a Letter of Non-Applicability, as the case may be.

                                   ARTICLE 40
                                  MISCELLANEOUS

    40.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

    40.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

    40.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

    40.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section
40.04 shall not be construed as modifying the conditions of limitation contained in Article 27.

    40.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 40.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond the Landlord's reasonable control.

    40.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration or earlier termination of this Lease.

    40.07. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

    40.08. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in, on or passing through the Demised Premises or any part thereof.

    40.09. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

    40.10. If deemed necessary by Landlord, no person will be allowed access to the Building without a security pass which shall be issued by Landlord upon written request of Tenant. Tenant shall be fully liable for the acts of all persons for whom a security pass is requested. All security passes shall be returned to Landlord in the event the persons to whom they were issued are no longer employed by Tenant or are otherwise not entitled to access to the Building. In no event shall Landlord be liable for its refusal to allow access to the Building to any person who does not have a security pass.

    40.11. As part of its security program for the Building, Landlord may restrict entry to the elevator lobby of the Building by use of an electronically controlled lock activated by a "card-key" which is electronically programmed with a special access code to permit entry. Landlord will issue card-keys to Tenant, provided that Tenant shall pay to Landlord a charge for each card issued at the rates established from time to time by Landlord for all tenants of the Building. Tenant may obtain a replacement of any lost or stolen card-key, provided that Tenant shall pay to Landlord its then established charges for the issuance of replacement cards and for reprogramming of the security card access system to permit the use of the replacement cards issued. Landlord shall have no liability to Tenant, its employees, invitees or any other person for any injuries, damages, losses, costs or expenses, including, without limitation, theft of property, suffered or incurred by anyone by reason of the non-operation or malfunction of said card-key entry system.

    40.12. Whenever in this Lease Tenant is required to obtain Landlord's consent or approval, Tenant understands that Landlord may be required to first obtain the consent or approval of Prime Landlord pursuant to the Master Lease. If Prime Landlord should delay any such consent or approval, Landlord may similarly delay any consent or approval to Tenant. If Prime Landlord should refuse such consent or approval, Landlord shall be released from any obligation to grant its consent or approval, whether or not Prime Landlord's refusal, in Tenant's opinion, is arbitrary or unreasonable. Tenant agrees that Landlord shall not have any duty or responsibility with respect to obtaining such consent or approval of Prime Landlord when the same is required under the terms of the Master Lease, other than the mere transmissions by Landlord to Prime Landlord of Tenant's request for such consent or approval.

    40.13. With respect to any provisions of this Lease which provide, in effect, the Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. Landlord shall not be deemed to have unreasonably withheld or delayed its consent or approval if the same or similar consent or approval is required to be obtained from Prime Landlord pursuant to the terms of the Master Lease and Prime Landlord withholds or delays its consent or approval.

    40.14. To the extent that Landlord, its agents, employees or licensees have access to the Demised Premises pursuant to the provisions of this Lease or otherwise, Landlord agrees to indemnify, defend and save harmless Tenant from and against all bodily harm and personal injury, loss, claim and damage to or of any person or property of whatever nature arising from any act, omission, fault, misconduct or negligence of Landlord, or Landlord's contractors, licensees, agents, servants or employees, unless caused by the Tenant's negligence or willful misconduct. This indemnity and hold harmless clause shall include indemnity against all costs, expense and liabilities paid or incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof, and shall include reasonable attorney's fees.

    40.15. Except as otherwise provided, if the Master Lease terminates for any reason whatsoever prior to the date on which this Lease is scheduled to expire, this Lease shall thereupon terminate. Landlord shall not be liable to Tenant by reason of any such termination and thereafter shall have no further obligations of any kind whatsoever. Notwithstanding the foregoing, Landlord shall not voluntarily terminate the Master Lease without an agreement from Prime Landlord to continue this Lease as a direct Lease between Prime Landlord and Tenant.

    40.16. This Lease is subject to the Master Lease, and Tenant accepts this Lease subject to the Master Lease, as amended and supplemented and any amendments and supplements to the Master Lease hereafter made between Prime Landlord and Landlord.

    40.17. (a) If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified, if a foreign corporation, corporation and is authorized to do business in the State of New Jersey (a copy of evidence thereof shall be supplied by Tenant to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant and is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of resolution to such effect shall be supplied by Tenant to Landlord upon request).

        (b) If Tenant is a partnership (or is comprised of two (2) or more persons, individually, or as joint venturers or as copartners of a partnership), or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually, or as joint venturers or as co-partners of a partnership) (any such partnership and such persons are referred to in this Article as the "Partnership Tenant"), the following shall apply: (i) the liability of each of the parties comprising the Partnership Tenant shall be joint and several (ii) each of the parties comprising the Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this Lease which may hereafter be made, and by any notices which may hereafter be given, by the Partnership Tenant or by any of the parties comprising the Partnership Tenant, (iii) any notices given or rendered to the Partnership Tenant or to any of the parties comprising the Partnership Tenant shall be deemed given or rendered to the Partnership Tenant and to all such parties and shall be binding upon the Partnership Tenant and all parties, (iv) if the Partnership Tenant shall admit new partners, all such new partners shall, by their admission to the Partnership Tenant, be deemed to have assumed performance of all of the terms of this Lease on Tenant's part to be performed and (v) the Partnership Tenant shall give prompt notice to Landlord of the admission of any Such new partners, and upon demand of


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Landlord, shall cause each such new partner to execute and deliver to Landlord and agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms of this Lease on Tenant's part to be performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section).

    40.18. All Exhibits to this Lease are hereby incorporated into this Lease, and references to "this Lease" shall include all Exhibits.

    40.19. Tenant shall not place a load upon any floor that exceeds the floor load per square foot that such floor was designed to carry or which is allowed by any laws.

    40.20. Tenant acknowledges that there may be noise, dust, vibrations and other effects from construction work occurring near or about the Building and that Tenant shall have no claims against Landlord for any disruption caused by same or interruption or interference with Tenant's business resulting from same and that Landlord shall have no liability otherwise to Tenant therefor.

    40.21. In the event Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by or refunds payable to Tenant are to be credited and Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

    40.22. In the event Landlord incurs legal, investigative and/or other professional fees and expenses in connection with any request to Landlord by Tenant for any action, other than that specifically required of the Landlord pursuant to the provisions of the Lease, then, in that event, the reasonable cost of such legal, investigative and/or other professional fees and expenses, incurred by the Landlord, shall be paid on demand by Tenant to the Landlord.

    40.23. The person signing this Lease on behalf of Tenant personally represents and warrants to Landlord that (i) all action necessary to be taken and all consents necessary to be obtained to fully authorize the execution, delivery and performance of this Lease by Tenant has been duly taken or obtained, as the case may be and (ii) he or she is a duly authorized officer of Tenant who has full power and authority to execute and deliver this Lease on behalf of Tenant and bind Tenant to all of the terms and conditions hereof.


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    40.24.  Telephone installation and service shall be the sole responsibility of Tenant at Tenant's sole cost and expense unless agreed otherwise in writing between Landlord and Tenant. Tenant shall make all arrangements for telephone service with the company supplying said service, including the deposit requirement for the furnishing of service. Landlord shall not be responsible for any delays occasioned by failure of the telephone company to furnish service.

    40.25. If at any time Tenant believes that Landlord has not acted reasonably in the granting or withholding of any approval or consent, as to which consent the Landlord has expressly agreed to act reasonably, or absent such agreement, a court of competent jurisdiction, arbitrator or arbitration panel would require Landlord to act reasonably, then Tenant's sole remedy shall be to seek injunctive relief or specific performance, and no action for monetary or punitive damages shall in any event or under any circumstances be maintained by Tenant against Landlord.

    40.26. Except as otherwise provided herein, Landlord shall only be deemed to be in default under the terms of this Lease if Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept or performed by Landlord within forty-five (45) days after receipt by Landlord of written notice by Tenant of such breach which notice shall specifically set forth the nature of the breach. Landlord shall not be considered in default so long as Landlord commences to cure the breach in a diligent and prudent manner and is allowed such additional time as is reasonably necessary to correct the breach.

    40.27. In the event Tenant is, for any reason, entitled to protection by virtue of Sovereign Immunity, Tenant hereby unconditionally waives such Sovereign Immunity with respect to the performance of the terms and conditions under this Lease.

    40.28. This Lease may be executed in one or more counterparts, each of which shall be original, and all of which shall constitute one and the same instrument.



                                   ARTICLE 41
                                    PARKING


    41.01. Landlord agrees that Tenant shall have the right to use two (2) unassigned spaces in the parking facilities furnished by the Prime Landlord to the Landlord at the rate of $180.00 per space per month, subject to periodic adjustments upon thirty (30) days prior written notice to the Tenant, during the term of the Lease. Such right shall be exercised within sixty


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(60) days of the execution of the within Lease and shall be effective immediately upon receipt of such notice. Tenant's right to use the parking facilities shall terminate on the Expiration Date or earlier termination of the Lease.

    41.02. Tenant shall not be entitled to assign or sublicense its parking rights under this Lease.

    41.03. Tenant shall, indemnify, defend, and hold Landlord harmless from and against any and all claims, lawsuits, damages or actions for property loss or personal injuries to third parties, arising out of, or in connection with, Tenant's use of the parking facilities.

    41.04. Tenant shall be responsible for any and all loss or damage to Tenant's property, by fire or other casualty, ordinary wear and tear, or from any other cause or circumstance that may occur. Landlord shall not be liable for any damage or injury from any cause which may be sustained by Tenant or any other person.

    43.05. Tenant, Tenant's employees or Tenant's visitors shall use the parking spaces solely for the parking of personal motor vehicles.

                                   ARTICLE 42
                             BROADCAST INTERFERENCE

    42.01. Interference: As used in this Lease, "interference" with broadcasting activity means:

    (a) interference within the meaning of the provisions of the recommended practices of the Electronics Industries Association and the rules and regulations of the Federal Communications Commission ("FCC") as in effect from time to time, or

    (b) a material impairment of the quality of either sound or picture signals on a broadcasting activity as may be defined by the FCC at any hour during the period of operation of the activity, as compared with that which would be obtained if no other broadcaster were broadcasting from the Building or had any equipment on the building or in the Demised Premises.

    Tenant shall take reasonable, prompt and diligent actions to prevent and shall promptly remove or cause to be removed any interference with broadcast activities of Landlord, other tenants of Landlord, or other occupants of the Building caused by Tenant's use of the Demised Premises.


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    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.



                                               LANDLORD:
ATTEST:
                                               RFG CO., LTD.
                                               BY: International Career
                                                    Information, Inc., as Agent



/s/ Bruce Levinthal                            BY: /s/ Edward F. Nelson
-------------------                                --------------------
Name: BRUCE LEVINTHAL                          EDWARD F. NELSON
Title: SR.V.P./C.F.O.                          Sr. Vice President


                                               TENANT

ATTEST:                                        FIBERTECH & WIRELESS, INC.


/s/ Kevin J. Farrell                           BY: /s/ A. Dale Mayo
--------------------                               ----------------
Name: KEVIN J. FARRELL                         Name: A. DALE MAYO
Title: SVP OPERATIONS                          Title: PRES/CEO




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